Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Form S-8) of American Eagle Outfitters, Inc. as follows:

•	Employee Stock Purchase Plan (Registration No. 333-03278),
•	Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796),
•	2005 Stock Award and Incentive Plan (Registration Nos. 333-126278 and 333-161661), and
•	2014 Stock Award and Incentive Plan (Registration No. 333-197050)

of our report dated May 23, 2017 related to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc., that is included in its Form 10-Q for the quarter ended April 29, 2017.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
Dated: May 23, 2017